Exhibit 21

SUBSIDIARY LIST

AS OF SEPTEMBER 9, 2009

NAME	STATE	NAMES UNDER WHICH ENTITY DOES BUSINESS
Subsidiaries of Rural/Metro Corporation (a Delaware corporation):

Rural/Metro Operating Company, LLC	Delaware

Subsidiaries of Rural/Metro Operating Company, LLC:

Aid Ambulance at Vigo County	Indiana

Ambulance Transport Systems, Inc.	New Jersey

Donlock, Ltd.	Pennsylvania	Rural/Metro Medical Services; Rural/Metro Ambulance

Medical Emergency Devices and Services (MEDS), Inc.	Arizona

Metro Care Corp.	Ohio	Rural/Metro Ambulance

MO-RO-KO, Inc.	Arizona

Multi-Health Corp.	Florida

North Miss. Ambulance Service, Inc.	Mississippi

R/M Partners, Inc.	Delaware

Rural/Metro of Central Colorado, Inc.	Delaware	Aurora Medical Services

Rural/Metro Corporation	Arizona

Rural/Metro (Delaware) Inc.	Delaware

Rural/Metro of Greater Seattle, Inc.	Washington	Rural/Metro Ambulance; Shannon Ambulance

Rural/Metro of Southern Ohio, Inc.	Ohio	Rural/Metro Ambulance

SW General, Inc.	Arizona	Rural/Metro Ambulance; Southwest Ambulance; Tri-City Med

South Georgia Emergency Medical Services, Inc.	Georgia

Southwest Ambulance of Casa Grande, Inc.	Arizona	SWARA

Southwest Ambulance of New Mexico, Inc.	New Mexico

Southwest General Services, Inc.	Arizona	Southwest Medical Billings Services

The Aid Company, Inc.	Indiana

Subsidiaries of Rural/Metro Corporation (an Arizona corporation):

E.M.S. Ventures, Inc.	Georgia	Rural/Metro Ambulance

EMS Ventures of South Carolina, Inc.	Delaware

Medi-Cab of Georgia, Inc.	Delaware

Medstar Emergency Medical Services, Inc.	Delaware

Mercury Ambulance Service, Inc.	Kentucky

R/M Management Co., Inc.	Arizona	Arizona Medical Transport; AMT; Red Van; Southwest Transportation Services

RMC Corporate Center, L.L.C.	Arizona

Rural/Metro Corporation of Florida	Florida	Rural/Metro Ambulance

Rural/Metro Corporation of Tennessee	Tennessee	American Medical Transport

Rural/Metro Fire Dept., Inc.	Arizona

Rural/Metro of California, Inc.	Delaware

Rural/Metro of Central Alabama, Inc.	Delaware

Rural/Metro of Nebraska, Inc.	Delaware

Rural/Metro of New York, Inc.	Delaware

Rural/Metro of Ohio, Inc.	Delaware	Rural/Metro Ambulance

Rural/Metro of Oregon, Inc.	Delaware

Rural/Metro of Texas Holdings, Inc.	Delaware

Sioux Falls Ambulance, Inc.	South Dakota

The Aid Ambulance Company, Inc.	Delaware	Rural/Metro Ambulance; The Aid Company, Inc.

W & W Leasing Company, Inc.	Arizona

Subsidiaries of Aid Ambulance at Vigo County, Inc.:

Rural/Metro of Indiana II, L.P. (99%)	Delaware

Subsidiaries of Ambulance Transport Systems, Inc.:

Keefe & Keefe Ambulette, Ltd.	New York

Keefe & Keefe, Inc.	New York

Subsidiaries of Keefe & Keefe, Inc.:

Multi Cab Inc.	New Jersey

Multi-Care International, Inc.	New Jersey

Subsidiaries of MO-RO-KO, Inc.:

Southwest Ambulance of Tucson, Inc.	Arizona	Kord’s; Rural/Metro Ambulance

Subsidiaries of North Miss. Ambulance Service, Inc.:

Rural/Metro Mid-South, L.P. (99%)	Delaware

Subsidiaries of R/M Partners, Inc.:

Rural/Metro Mid-Atlantic II, Inc.	Delaware

Subsidiaries of Rural/Metro Mid-Atlantic II, Inc.:

Mobile Medical Transportation, Inc.	Maryland

Subsidiaries of Mobile Medical Transportation, Inc.:

Choice American Ambulance Service, Inc.	Virginia

Subsidiaries of Rural/Metro Corporation of Florida:

Rural/Metro of North Florida, Inc.	Florida

Subsidiaries of Rural/Metro Corporation of Tennessee:

R/M of Tennessee G.P., Inc.	Delaware

R/M of Tennessee L.P., Inc.	Delaware

Subsidiaries of R/M of Tennessee G.P., Inc.:

Rural/Metro Mid-South, L.P. (1%)	Delaware

Rural/Metro of Tennessee L.P. (1%)	Delaware

Subsidiaries of R/M of Tennessee L.P., Inc.:

Rural/Metro of Tennessee, L.P. (99%)	Delaware

Subsidiaries of Rural/Metro of California, Inc.:

Rural/Metro of San Diego, Inc.	California

Subsidiaries of Rural/Metro of San Diego, Inc.:

San Diego Medical Services Enterprise, LLC (50%)	California

Subsidiaries of The Aid Ambulance Company, Inc.:

Rural/Metro of Indiana, L.P. (1%)	Delaware	Rural/Metro Ambulance

Rural/Metro of Indiana II, L.P. (1%)	Delaware

Subsidiaries of Rural/Metro of Nebraska, Inc.:

Eastern Ambulance Service, Inc.	Nebraska

Subsidiaries of Rural/Metro of New York, Inc.:

Corning Ambulance Service Inc.	New York

Eastern Paramedics, Inc.	Delaware	Rural/Metro Medical Services

LaSalle Ambulance Inc.	New York	Rural/Metro Medical Services

Rural/Metro of Rochester, Inc.	New York

Towns Ambulance Service, Inc.	New York

Subsidiaries of Eastern Paramedics, Inc.:

Rural/Metro of Brewerton, Inc.	New York

Subsidiaries of Rural/Metro of Rochester, Inc.:

Beacon Transportation, Inc.	New York	Rural/Metro Medical Services

National Ambulance & Oxygen Service, Inc.	New York	Rural/Metro Medical Services

Subsidiaries of Rural/Metro of Ohio, Inc.:

Gold Cross Ambulance Services, Inc.	Delaware	Rural/Metro Ambulance

Rural/Metro of Central Ohio, Inc.	Delaware	Rural/Metro Ambulance

Rural/Metro of Northern Ohio, Inc.	Delaware	Rural/Metro Ambulance; Physician’s Lifeline, Inc.; Physician’s/Medic Transport, Inc.

Subsidiaries of Gold Cross Ambulance Services, Inc.:

Gold Cross Ambulance Service of PA., Inc.	Ohio	Rural/Metro Ambulance

Subsidiaries of Rural/Metro of Oregon, Inc.:

Valley Fire Service, Inc.	Delaware	Rural/Metro Fire Department; Valley Fire Service

Subsidiaries of Rural/Metro Texas Holdings, Inc.:

R/M of Texas G.P., Inc.	Delaware

Rural/Metro of Arlington, Inc.	Delaware

Rural/Metro of Texas, Inc.	Delaware

Subsidiaries of R/M of Texas G.P., Inc.:

Rural/Metro of North Texas, L.P. (1%)	Delaware

Rural/Metro of Texas, L.P. (1%)	Delaware

Subsidiaries of Rural/Metro of Texas, Inc.:

Rural/Metro of North Texas, L.P. (99%)	Delaware

Rural/Metro of Texas, L.P. (99%)	Delaware

Subsidiaries of Southwest Ambulance of Casa Grande, Inc.:

Southwest Ambulance and Rescue of Arizona, Inc.	Arizona

Subsidiaries of The Aid Company, Inc.:

Rural/Metro of Indiana, L.P. (99%)	Delaware

LIMITED PARTNERSHIPS

NAME	STATE	NAMES UNDER WHICH ENTITY DOES BUSINESS
Rural/Metro Mid-South, L.P.	Delaware

Rural/Metro of Tennessee, L.P.	Delaware

Rural/Metro of Indiana, L.P.	Delaware

Rural/Metro of Indiana II, L.P.	Delaware

Rural/Metro of North Texas, L.P.	Delaware

Rural/Metro of Texas, L.P.	Delaware

LLCS

NAME	STATE	NAMES UNDER WHICH ENTITY DOES BUSINESS
RMC Corporate Center, L.L.C.	Arizona

San Diego Medical Services Enterprise, LLC	California

Member: Rural/Metro of San Diego, Inc. (50%)

Southwest General Services of Dallas, L.L.C.	Delaware